Exhibit 99.1

FOR IMMEDIATE RELEASE
May 10, 2018	Nasdaq Capital Markets - GTIM

GOOD TIMES RESTAURANTS REPORTS Q2 RESULTS
Total Revenues increased 29% to $23.5 million in Q2
Net Loss for the Quarter Narrows by $280,000 to $431,000 ($.03 per share)

Conference Call Thursday, May 10, 2018, at 3:00 p.m. MST/5:00 p.m. EST

(DENVER, CO) Good Times Restaurants Inc. (Nasdaq: GTIM), operator of Good Times Burgers & Frozen Custard, a regional quick service restaurant chain focused on fresh, high quality, all-natural products and Bad Daddy’s Burger Bar, a full-service, upscale concept today announced its preliminary unaudited financial results for the fiscal quarter ended March 27, 2018.

Key highlights of the Company’s financial results include:

•	Same store sales for company-owned Good Times restaurants increased 7.1% for the quarter

•	Same store sales for company-owned Bad Daddy’s restaurants increased 0.2% for the quarter on top of last year’s increase of 3.2%

•	Total revenues increased 29% to $23,509,000 for the quarter from the prior year

•	The Company opened one new Bad Daddy’s restaurant during the quarter, the fourth of the year

•
Restaurant Sales for the Bad Daddy’s restaurants for the quarter increased 42.6% to $15,953,000 from the prior year with Bad Daddy’s Restaurant Level Operating Profit* (a non-GAAP measure) increasing to 16.9% of sales for the quarter

•	Adjusted EBITDA* (a non-GAAP measure) for the quarter increased 88.5% to $1,167,000 from $619,000 for the same quarter last year and increased 89.8% year to date over the prior year

•	The Company ended the quarter with $3.9 million in cash and $5.1 million drawn against its senior credit facility, with approximately $6.9MM of availability on the facility

Boyd Hoback, President & CEO said “Good Times’ sales were quite impressive during the quarter as we continue to see a general overall increase due to the better burger initiatives implemented a year ago.  We were only on television media for 3 weeks out of the quarter and we had comparable weather to last year, so we believe there is a renewed underlying strength in the brand as we are seeing traffic growth along with taking price increases.”  Regarding Bad Daddy’s, Hoback added “We saw some near-term cannibalization of a couple of existing stores in Charlotte and one in Raleigh from the opening of new, very high-volume stores earlier this year in each market, which impacted the same store sales percentage growth on our very small base of stores in the index, but even with that we posted our twelfth consecutive quarter of same store sales growth.  What is particularly gratifying is the continued sales performance of our class of 2017 and 2018 new stores versus our system average.  We opened our Chattanooga store during the quarter and are opening our second Atlanta store in early June with two additional North Carolina stores, one South Carolina store and the third Atlanta store to open this summer.”

Commenting on the Company’s guidance for fiscal 2018, Ryan Zink, Chief Financial Officer, stated “Strong same-store sales at our Good Times brand and our recently-opened Bad Daddy’s restaurants, coupled with easing of commodity costs and improving controls around labor scheduling have enabled us to generally reaffirm our guidance for fiscal 2018, despite being slightly under our guidance for Bad Daddy’s same-store sales for the second quarter.  We continue to project 2018 revenues of approximately $100 million, and are slightly raising the lower end of our Adjusted EBITDA guidance, which is now between $5.2 and $5.5 million.  We are maintaining our comparable sales guidance for Good Times at approximately 3.0% - 3.5% and 0.5% - 1.0% for Bad Daddy’s through the end of fiscal 2018. We anticipate an annualized Adjusted EBITDA run rate as of the end of the fiscal year of approximately $7 million.”

Fiscal 2018 Outlook:

The Company updated its guidance for fiscal 2018:

•	Total revenues of approximately $99 million to $101 million with a year-end revenue run rate of approximately $108 million to $110 million

•
Total revenue estimates assume same store sales of approximately +3.5% for Good Times for the balance of the year, and approximately 5.0% for FY2018 in total.  We expect same store sales of 0.5% - 1.0% in the remaining two quarters of the year for Bad Daddy’s, excluding the impact of the two and a half weeks closure of the original Bad Daddy’s for building renovations.

•	General and administrative expenses of approximately $7.7 million to $7.9 million, including approximately $600,000 of non-cash equity compensation expense

•	The opening of 6 new Bad Daddy’s restaurants during Q3 and Q4 (one being a joint venture unit)

•	Total Adjusted EBITDA* of approximately $5.2 million to $5.5 million

•	Restaurant pre-opening expenses of approximately $2.6 – $2.7 million

•	Capital expenditures (net of tenant improvement allowances) of approximately $9.0 – $9.5 million including approximately $1.2 million related to fiscal 2019 development

•	Fiscal year end long term debt of approximately $10.0 to $10.5 million

*For a reconciliation of restaurant level operating profit and Adjusted EBITDA to the most directly comparable financial measures presented in accordance with GAAP and a discussion of why the Company considers them useful, see the financial information schedules accompanying this release.

Conference Call: Management will host a conference call to discuss its second quarter 2018 financial results on Thursday, May 10th at 3:00 p.m. MST/5:00 p.m. EST.  Hosting the call will be Boyd Hoback, President and Chief Executive Officer, and Ryan Zink, Chief Financial Officer.

The conference call can be accessed live over the phone by dialing (888) 339-0806 and requesting the Good Times Restaurants (GTIM) call.  The conference call will also be webcast live from the Company's corporate website www.goodtimesburgers.com under the Investor section.  An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

About Good Times Restaurants Inc.: Good Times Restaurants Inc. (GTIM) operates Good Times Burgers & Frozen Custard, a regional chain of quick service restaurants located primarily in Colorado, in its wholly-owned subsidiary, Good Times Drive Thru Inc.  Good Times provides a menu of high quality all-natural hamburgers, 100% all-natural chicken tenderloins, fresh frozen custard, natural cut fries, fresh lemonades and other unique offerings.  Good Times currently operates and franchises a total of 36 restaurants.

GTIM owns, operates, franchises and licenses 28 Bad Daddy’s Burger Bar restaurants through its wholly-owned subsidiaries.  Bad Daddy’s Burger Bar is a full service, upscale, “small box” restaurant concept featuring a chef driven menu of gourmet signature burgers, chopped salads, appetizers and sandwiches with a full bar and a focus on a selection of craft microbrew beers in a high energy atmosphere that appeals to a broad consumer base.

Good Times Forward Looking Statements: This press release contains forward looking statements within the meaning of federal securities laws.  The words “intend,” “may,” “believe,” “will,” “should,” “anticipate,” “expect,” “seek” and similar expressions are intended to identify forward looking statements.  These statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from results expressed or implied by the forward-looking statements.  These risks include such factors as the uncertain nature of current restaurant development plans and the ability to implement those plans and integrate new restaurants, delays in developing and opening new restaurants because of weather, local permitting or other reasons, increased competition, cost increases or shortages in raw food products, and other matters discussed under the “Risk Factors” section of Good Times’ Annual Report on Form 10-K for the fiscal year ended September 26, 2017 filed with the SEC.  Although Good Times may from time to time voluntarily update its forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

GOOD TIMES RESTAURANTS INC INVESTOR RELATIONS CONTACTS:
Boyd E. Hoback, President and CEO, (303) 384-1411
Ryan Zink, Chief Financial Officer (303) 384-1432
Christi Pennington (303) 384-1440

Good Times Restaurants Inc.
Unaudited Supplemental Information
(In thousands, except per share amounts)

	13-Weeks Ended		26-Weeks Ended
Statement of Operations	Mar 27, 2018	Mar 28, 2017	Mar 27, 2018	Mar 28, 2017
Net revenues:
Restaurant sales	$23,342	$18,077	$45,939	$34,463
Franchise revenues	167	162	330	331
Total net revenues	23,509	18,239	46,269	34,794

Restaurant Operating Costs:
Food and packaging costs	7,118	5,614	14,321	10,769
Payroll and other employee benefit costs	8,642	6,675	16,921	12,670
Restaurant occupancy costs	1,788	1,429	3,428	2,723
Other restaurant operating costs	2,137	1,579	4,253	3,107
Preopening costs	496	567	1,073	918
Depreciation and amortization	882	703	1,728	1,333
Total restaurant operating costs	21,063	16,567	41,724	31,520

General and administrative costs	1,898	1,746	3,815	3,391
Advertising costs	515	431	1,022	843
Franchise costs	11	28	21	52
Asset impairment charge	72	0	72	0
Gain on disposal of restaurants and equipment	(9)	(5)	(17)	(11)
Loss from operations	(41)	(528)	(368)	(1,001)

Other income (expense):
Interest income (expense), net	(91)	(36)	(174)	(56)
Total other income (expense), net	(91)	(36)	(174)	(56)
Net loss	(132)	(564)	(542)	(1,057)
Income attributable to non-controlling interests	(299)	(147)	(472)	(287)
Net loss attributable to common shareholders	$(431)	$(711)	$(1,014)	$(1,344)

Basic and diluted loss per share	$(0.03)	$(0.06)	$(0.08)	$(0.11)

Basic and diluted weighted average common shares outstanding	12,468	12,297	12,456	12,293

Good Times Restaurants Inc.
Unaudited Supplemental Information
(In thousands)

	Mar 27, 2018	Sept 26, 2017
Balance Sheet Data
Cash & cash equivalents	$3,875	$4,337
Current assets	5,633	6,066
Property and Equipment, net	30,372	29,690
Other assets	19,344	19,397
Total assets	$55,349	$55,153

Current liabilities, including capital lease obligations and long-term debt due within one year	$7,236	$6,916
Long-term debt due after one year	5,131	5,339
Other liabilities	6,506	5,614
Total liabilities	18,873	17,869
Stockholders’ equity	$36,476	$37,284

Supplemental Information:

	Good Times Burgers & Frozen Custard				Bad Daddy’s Burger Bar
	13-Weeks Ended		26-Weeks Ended		13-Weeks Ended		26-Weeks Ended
	2018	2017	2018	2017	2018	2017	2018	2017
Restaurant Sales (in thousands)	$7,388	$6,890	$14,998	$13,765	$15,954	$11,187	$30,941	$20,698
Restaurants opened during period	0	1	1	1	1	1	3	2
Restaurants closed during period	1	0	1	0	0	0	0	0
Restaurants open at period end	27	28	27	28	25	18	25	18

Restaurant operating weeks	356.0	353.3	720.0	704.3	323.3	231.3	632.9	441.3

Average weekly sales per restaurant (in thousands)	$20.8	$19.5	$20.8	$19.5	$49.3	$48.4	$48.9	$46.9

Reconciliation of Non-GAAP Measurements to US GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Income from Operations
(In thousands, except percentage data)

	Good Times Burgers & Frozen Custard				Bad Daddy’s Burger Bar				Good Times Restaurants Inc.
	---------------------------------------------------------------------Thirteen Weeks Ended-------------------------------------------------------------------
	Mar 27, 2018		Mar 28, 2017		Mar 27, 2018		Mar 28, 2017		Mar 27, 2018	Mar 28, 2017
Restaurant Sales	$7,389	100.0%	$6,890	100.0%	$15,953	100.0%	$11,187	100.0%	$23,342	$18,077
Restaurant Operating Costs (exclusive of depreciation and amortization shown separately below):
Food and packaging costs	2,391	32.4%	2,187	31.7%	4,727	29.6%	3,427	30.6%	7,118	5,614
Payroll and other employee benefit costs	2,673	36.2%	2,462	35.7%	5,969	37.4%	4,213	37.7%	8,642	6,675
Restaurant occupancy costs	770	10.4%	716	10.4%	1,018	6.4%	713	6.4%	1,788	1,429
Other restaurant operating costs	596	8.1%	548	8.0%	1,541	9.7%	1,031	9.2%	2,137	1,579
Restaurant-level operating profit	$959	13.0%	$977	14.2%	$2,698	16.9%	$1,803	16.1%	3,657	2,780

Franchise royalty income, net									167	162
Deduct - Other operating:
Depreciation and amortization									882	703
General and administrative									1,898	1,746
Advertising costs									515	431
Franchise costs									11	28
Gain on restaurant asset sale									(9)	(5)
Asset impairment charge									72	0
Preopening costs									496	567
Total other operating									3,865	3,470

Loss from Operations									$(41)	$(528)

Certain percentage amounts in the table above do not total due to rounding as well as the fact that restaurant operating costs are expressed as a percentage of restaurant revenues (as opposed to total revenues).

Reconciliation of Non-GAAP Measurements to US GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Income from Operations
(In thousands, except percentage data)

	Good Times Burgers & Frozen Custard				Bad Daddy’s Burger Bar				Good Times Restaurants Inc.
	---------------------------------------------------------------------Twenty-Six Weeks Ended-------------------------------------------------------------------
	Mar 27, 2018		Mar 28, 2017		Mar 27, 2018		Mar 28, 2017		Mar 27, 2018	Mar 28, 2017

Restaurant Sales	$14,998	100.0%	$13,764	100.0%	$30,941	100.0%	$20,699	100.0%	$45,939	$34,463

Restaurant Operating Costs (exclusive of depreciation and amortization shown separately below):
Food and packaging costs	4,961	33.1%	4,398	32.0%	9,360	30.2%	6,371	30.8%	14,321	10.769
Payroll and other employee benefit costs	5,358	35.7%	4,860	35.3%	11,563	37.4%	7,810	37.7%	16,921	12,670
Restaurant occupancy costs	1,470	9.8%	1,382	10.0%	1,958	6.3%	1,341	6.5%	3,428	2,723
Other restaurant operating costs	1,245	8.3%	1,153	8.4%	3,008	9.7%	1,954	9.4%	4,253	3,107
Restaurant-level operating profit	$1,964	13.1%	$1,971	14.3%	$5,052	16.3%	$3,223	15.6%	7,016	5,194

Franchise royalty income, net									330	331
Deduct - Other operating:
Depreciation and amortization									1,728	1,333
General and administrative									3,815	3,391
Advertising costs									1,022	843
Franchise costs									21	52
Gain on restaurant asset sale									(17)	(11)
Asset impairment charge									72	0
Preopening costs									1,073	918
Total other operating									7.714	6,526

Loss from Operations									$(368)	$(1,001)

Certain percentage amounts in the table above do not total due to rounding as well as the fact that restaurant operating costs are expressed as a percentage of restaurant revenues (as opposed to total revenues).

The Company believes that restaurant-level operating profit is an important measure for management and investors because it is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance. The Company defines restaurant-level operating profit to be restaurant revenues minus restaurant-level operating costs, excluding restaurant closures and impairment costs. The measure includes restaurant level occupancy costs, which include fixed rents, percentage rents, common area maintenance charges, real estate and personal property taxes, general liability insurance and other property costs, but excludes depreciation.  The measure excludes depreciation and amortization expense, substantially all of which is related to restaurant level assets, because such expenses represent historical sunk costs which do not reflect current cash outlay for the restaurants. The measure also excludes selling, general and administrative costs, and therefore excludes occupancy costs associated with selling, general and administrative functions, and pre-opening costs. The Company excludes restaurant closure costs as they do not represent a component of the efficiency of continuing operations. Restaurant impairment costs are excluded, because, similar to depreciation and amortization, they represent a non-cash charge for the Company’s investment in its restaurants and not a component of the efficiency of restaurant operations. Restaurant-level operating profit is not a measurement determined in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation, or as an alternative, to income from operations or net income as indicators of financial performance. Restaurant-level operating profit as presented may not be comparable to other similarly titled measures of other companies. The tables above set forth certain unaudited information for the fiscal first quarters for fiscal 2018 and fiscal 2017, expressed as a percentage of total revenues, except for the components of restaurant operating costs, which are expressed as a percentage of restaurant revenues.

Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA
(In thousands)

Good Times Restaurants Inc.

	Thirteen-Weeks Ended		Twenty-Six Weeks Ended
	Mar 27, 2018	Mar 28, 2017	Mar 27, 2018	Mar 28, 2017
Net loss as reported	$(431)	$(711)	$(1,014)	$(1,344)

Adjustments to net loss:
Depreciation and amortization	845	672	1,653	1,274
Interest expense	91	37	175	57
EBITDA	$505	$(2)	$814	$(13)
Preopening costs	491	431	976	713
Non-cash stock based compensation	97	205	215	404
GAAP rent in excess of cash rent	11	(11)	(16)	(16)
Non-cash disposal of assets	(9)	(4)	(17)	(11)
Asset impairment charge	72	0	72	0
Adjusted EBITDA	$1,167	$619	$2,044	$1,077

Adjusted EBITDA is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. This measure is presented because we believe that investors' understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for evaluating our ongoing results of operations.

Adjusted EBITDA is calculated as net income before interest expense, provision for income taxes and depreciation and amortization and further adjustments to reflect the additions and eliminations presented in the table above.

Adjusted EBITDA is presented because: (i) we believe it is a useful measure for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and asset disposals, closure costs and restaurant impairments and (ii) we use adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA as presented may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.